Exhibit 1(a)(iii)

BUSINESS CORPORATIONS ACT
(Section 27 or 171)

ALBERTA CONSUMER AND CORPORATIONS AFFAIRS

ARTICLES OF AMENDMENT
(Form 4)

1.	NAME OF CORPORATION:	2.	CORPORATE ACCESS NO.

	IRONCLAD SYSTEMS INC.		20681673

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1.    Section 3 of the Articles of the Corporation shall, pursuant to section 167(1)(l) of the Business Corporations Act (Alberta) (the “Act”), be amended by removing therefrom the restrictions on share transfers as contained therein and substituting therefore:

No restrictions

2.    Section 4 of the Articles of the Corporation shall, pursuant to section 167(1)(k) of the Act, be amended by increasing the minimum and maximum number of directors that the Corporation may have from one (1) to three (3), so that the minimum and maximum number of directors that the Corporation may have shall be:

Minimum - 3; Maximum - 15

1.    Section 6 of the Articles of the Corporation shall, in accordance with section 167(1)(m) of the Act, be amended by removing therefrom the provisions contained in paragraph A thereof.

DATE	SIGNATURE	TITLE

AUGUST 19, 1996	/s/	DIRECTOR